Exhibit 10.1

THIRD AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this [16th] day of March, 2006, by and between Silicon Valley Bank (“Bank”) and DRUGSTORE.COM, INC., a Delaware corporation (“Borrower”) whose address is 411 108th Avenue NE, Suite 1400, Bellevue, WA 98004.

RECITALS

A. Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of December 29, 2004, as amended by that certain First Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of August 4, 2005 and that certain Second Amendment to Loan and Security Agreement between Bank and Borrower dated as of December 9, 2005 (collectively, as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) increase the amount available to be borrowed under the Committed Revolving Line, (ii) extend the maturity date, (iii) revise the financial covenants, and (iv) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Acknowledgement of Extension of Revolving Maturity Date. Prior to the date hereof, Borrower and Bank agreed that the “Revolving Maturity Date”, as defined in Section 13 of the Loan Agreement, would be extended to March 15, 2006. No such agreement is effective unless in writing signed by Bank. Therefore, as of the date hereof, Borrower and Bank acknowledge and agree to such extension (such date to be further amended as set forth below).

3. Amendments to Loan Agreement.

(a) Section 2.1.2(d). Section 2.1.2(d) is amended in its entirety and replaced with the following:

(d) As of the Term Loan Conversion Date, Borrower elected to convert $1,000,000 of the Advances into a term loan (the “Term Loan”), which is being repaid by Borrower in equal monthly installments of principal in the amount of $27,777.78, plus all accrued interest, on the first day of each month. On the date which is 36 months from the first day of the month following the Term Loan Conversion Date, Borrower shall repay all outstanding Term Loan principal and accrued interest. Any amounts repaid with respect to the Term Loan may not be reborrowed pursuant to the Term Loan and no additional amounts may be requested under the Term Loan.

(b) Section 2.1.2(e). A new Section 2.1.2(e) is hereby added to read as follows:

(e) Notwithstanding the foregoing, Borrower may elect, upon 30 days prior written notice to Bank, to convert up to $2,500,000 in the aggregate of the outstanding Advances into a term loan (the “Term Loan II”), provided that, at the time Borrower delivers any such notice, Borrower shall pay to Bank a nonrefundable fee equal to one quarter of one percent (0.25%) of the amount of the Term Loan II. Such notice may only be delivered during the 60 days immediately prior to the Revolving Maturity Date. On the first day of the month following the Term Loan II Conversion Date, Borrower shall pay any accrued but unpaid interest with respect to the Term Loan II and the Advances which were converted into the Term Loan II. Beginning on the first day of the next month, Borrower will repay the Term Loan in 36 equal monthly installments of principal plus interest. On the date which is 36 months from the first day of the month following the Term Loan II Conversion Date, Borrower shall repay all outstanding Term Loan II principal and accrued interest. Borrower may only request one Term Loan II hereunder.

(c) Section 2.4.2 (Additional Interest Rates; Payments).

Section 2.4.2(i) is hereby amended to read “(i) Advances accrue interest on the outstanding principal balance at a per annum rate equal to the Prime Rate;”.

A new Section 2.4.2(iv) is hereby added to the first sentence of Section 2.4.2 to read “(iv) the Term Loan II accrues interest on the outstanding principal balance at a floating per annum rate equal to one half of one percentage point (0.50%) above the greater of (A) the Prime Rate as in effect from time to time and (B) the Prime Rate as of the Term Loan Conversion Date”.

(d) Section 6.7 (Financial Covenants). Section 6.7 is amended in its entirety and replaced with the following:

6.7 Financial Covenants. Borrower will maintain:

(i) Cash Balance. At all times, a balance of unrestricted cash of at least $20,000,000.

(ii) EBITDA Loss. As of the last day of each month, Borrower’s EBITDA Loss for the three months immediately preceding the date of measurement shall not exceed (i) through the month ending March 31, 2006, ($5,000,000), (ii) thereafter through the month ending June 30, 2006, ($2,750,000), (iii) thereafter through the month ending September 30, 2006, ($1,250,000), and (iv) for each month thereafter, Zero ($0).

(e) Section 13 (Definitions). Section 13.1 is hereby amended to add or amend the following defined terms to read as follows:

“Committed Revolving Line” is an Advance of up to $7,500,000.

“Revolving Maturity Date” is March 14, 2007.

“Term Loan II Conversion Date” means the date on which Advances are converted into the Term Loan II pursuant to Section 2.1.2(e) hereof.

(f) Exhibit C (Compliance Certificate). Exhibit C is amended in its entirety and replaced with Exhibit C attached hereto.

4. Limitation of Amendments.

(a) The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

(b) This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

(a) Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

(b) Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

(c) The organizational documents of Borrower delivered to Bank prior to the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

(d) The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

(e) The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

(f) The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

(g) This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7. Effectiveness. This Amendment shall be deemed effective as of March [16], 2006, upon (a) the due execution and delivery to Bank of this Amendment and the Borrowing Resolutions by each party thereto, and (b) Borrower’s payment of a nonrefundable amendment fee in an amount equal to $19,375.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		DRUGSTORE.COM, INC.

By:	/s/ Scott Bergquist	By:	/s/ Robert Barton
Name:	Scott Bergquist	Name:	Robert Barton
Title:	Division Manager	Title:	CFO

/s/ Dawn G. Lepore

EXHIBIT C

COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK	Date:
FROM: DRUGSTORE.COM, INC.

The undersigned authorized officer of DRUGSTORE.COM, INC. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with generally GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements + CC	Monthly within 30 days	Yes No
Annual (Audited)	FYE within 120 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No

Financial Covenant	Required	Actual	Complies

Maximum Trailing 3 Mo. EBITDA Loss	See Section 6.7(ii)	$	Yes No

Minimum Cash	$20,000,000	$	Yes No

Borrower has deposit accounts located at the following institutions:

DRUGSTORE.COM, INC.	BANK USE ONLY
Received by:
By:		AUTHORIZED SIGNER
Name:	Date:
Title:	Verified:
AUTHORIZED SIGNER
Date:
	Compliance Status:	Yes No